2012 CNO Investor Day December 13, 2012 Exhibit 99.2

Agenda

Time	Topic	Speaker
12:15	Introductions	Erik Helding – SVP Investor Relations & Treasury
12:20	CNO Strategy	Ed Bonach – CEO
12:50	Segment Growth Strategy	Scott Perry – CBO
1:05	Target Market & Distribution	Scott Perry – CBO & President, Bankers Life Mike Buckley – SVP Sales, Bankers Life Steve Stecher – President, Washington National Gerardo Monroy – President, Colonial Penn
1:50	Break	
2:00	Investments	Eric Johnson – CIO, President, 40|86
2:30	Financial Overview	Fred Crawford – CFO
3:00	Q&A	
3:25	Concluding Remarks	Ed Bonach - CEO

CNO Financial Group | Investor Day | December 13, 2012 2

CNO Financial Group | Investor Day | December 13, 2012 3

CNO Financial Group | Investor Day | December 13, 2012 4 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our Quarterly Reports on Form 10-Q, our 2011 Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | Investor Day | December 13, 2012 5 Non-GAAP Measures This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | Investor Day | December 13, 2012 6 CNO Strategy Ed Bonach - CEO

CNO Financial Group | Investor Day | December 13, 2012 7 Ed Bonach – Chief Executive Officer Ed Bonach (58) was appointed chief executive officer and a director of CNO Financial Group effective October 1, 2011. Ed formerly served as executive vice president and chief financial officer of CNO from May 2007 through September 2011. His areas of responsibility included actuarial, accounting, controlling, risk management, treasury, tax, facilities and investor relations. This role included partnering with the CEO in strategically leading the organization. Bonach joined CNO from National Life Group, where he served as executive vice president and chief financial officer. Before joining National Life in 2002, he was with Allianz Life for 23 years, where his positions included President - Reinsurance Division and chief financial officer. Bonach holds a bachelor of arts degree (cum laude) in mathematics from St. Johns University in Collegeville, Minnesota. He is a fellow of the Society of Actuaries (FSA), a member of the American Academy of Actuaries (MAAA), and a Chartered Enterprise Risk Analyst (CERA). Other outside involvement includes Board Member and Immediate Past Chair, Medical Information Bureau (MIB), Board Member, Indianapolis Chamber of Commerce, Board Member, Indiana Sports Corporation (ISC), and Board Member, Boy Scouts of America-Crossroads of America Council.

CNO Financial Group | Investor Day | December 13, 2012 8 86% 15% 26% CNO Peers S&P Insurance Track Record of Execution Stock Performance Since YE2009* *As of market close on 12/07/12 Reset Business Mix Financial Foundation Return Value To Shareholders Invest in Growth Peers - AFL, AIZ, AMP, GNW, HIG, LNC, MET, PFG, PL, PNX, PRI, PRU, SFG, SYA, TMK, UNM

CNO Financial Group | Investor Day | December 13, 2012 9 What Differentiates CNO? Focus on serving the needs of our middle-income target market Exclusive distribution ‒ Consistent with market focus ‒ We have “pricing” influence ‒ Track record of stable customer base Alignment Distribution Products Culture Service

CNO Financial Group | Investor Day | December 13, 2012 10 CNO’s Target Market Source: Census Data and Center for a Secure Retirement Population Growth in Our Market We enrich lives by providing financial security to middle-income American working families and retirees. The Opportunity  Fast Growing  Underserved  Unprepared for Retirement 0 20 40 60 80 100 120 140 160 180 200 2010 2020 2030 2040 2050 M il li on s Age 45 - 54 Age 55 - 64 Age 65+

CNO Financial Group | Investor Day | December 13, 2012 11 Investing in our business segments Investing in the Customer Experience and operational efficiency ‒ Hired Bruce Baude to head IT & Operations Agent Growth and Development Office Locations Distribution Growth Worksite Platform New Markets Expanded Products Strategic Investment – Driving ROE

CNO Financial Group | Investor Day | December 13, 2012 12 Sourcing Rationalization Additional Platform Consolidation/Optimization Leveraging Customer Data Process Efficiency Advancing a Service Culture Service Quality Measurement Where We Have Opportunity... Focused On Customer Service and Operational Effectiveness Fundamentals of Great Service In a Business Like Ours Consistency “I know what to expect and my expectations are met” Accuracy “Things get done right the first time” Simplicity “Interacting is easy and efficient” Empathy “They get what it’s like to be in my shoes”

CNO Financial Group | Investor Day | December 13, 2012 13 Opportunities  Capital Management  Run-Off Engineering  Operational Efficiencies  Rapidly Growing Target Market Distribution Expansion CNO: Value Proposition Stabilized Earnings & Capital Uniquely Positioned Business Model Reinvesting in Business Growth Generating Significant Excess Capital Management team focused on advancing returns

CNO Financial Group | Investor Day | December 13, 2012 14 Next Steps – Continue to Drive Shareholder Value  Invest $80-$85mm in strategic business initiatives 2015 Milestones Capitalize on Opportunities  Accelerate run-on and run-off  Target dividend payout ratio of 20%  Drive to investment grade  Enhance customer experience and operational efficiency  ROE run-rate of 9%

CNO Financial Group | Investor Day | December 13, 2012 15 Q&A

CNO Financial Group | Investor Day | December 13, 2012 16 Segment Growth Strategy Scott Perry - CBO

CNO Financial Group | Investor Day | December 13, 2012 17 Scott Perry (50) is chief business officer of CNO Financial Group, Inc. and continues to hold the title of president for Bankers Life and Casualty Company. Perry joined Bankers as a field vice president and has held the titles of senior vice president of distribution and chief operating officer. During his tenure, Perry has helped to transform Bankers into a performance-driven, values-based organization with high accountability at all levels. He developed a distinctive business model focused on serving America’s middle market pre-and post-retirees through a unique career distribution system. Under Perry’s leadership, Bankers has developed best-in-class practices in lead generation, performance management, agent recruitment, training, and field leadership development. Perry spearheaded a seven-year strategy that involved aggressive expansion into new locations, doubling the size of the agent force and producing consistent sales and earnings growth. As president of Bankers, Perry has delivered improved bottom-line financial results while establishing consistent top line growth. Through pricing discipline, expense rigor and operational efficiencies, the company has achieved financial improvements in both in force blocks of business and in the margins of new business. These achievements have resulted in a strengthened balanced sheet and steady improvements in return on allocated capital. Before joining Bankers, Perry spent 17 years in sales, marketing and management roles at Presideo, Premera Blue Cross, Anthem Blue Cross Blue Shield and Golden Rule. He is on the Board of Trustees of the American College and is a Board Member of the Greater Illinois Chapter of the Alzheimer’s Association, the Illinois Life Insurance Council and LL Global, Inc., the parent organization of LIMRA and LOMA. He holds a bachelor of arts degree in political science from Ripon College. Scott Perry – Chief Business Officer

CNO Financial Group | Investor Day | December 13, 2012 18 CNO: Distribution Strategy to Reach Middle Market

CNO Financial Group | Investor Day | December 13, 2012 19 Medicare Supplement Life Insurance Medicare Partnerships Medium-Term Care Satellite Expansion Manager Trainee Program Agent Recruiting Agent Retention/ Productivity Cross-Sales Prospecting Brand Building Affinity Marketing Bankers Life Growth Levers Career Agents

Washington National Growth Levers

PMA and WN Independent Partners


EXPAND DISTRIBUTION
Worksite Agencies
Expand Sales Management & State Expansion
Increase Recruiting Capacity
ENHANCE PRODUCT & SERVICE OFFERINGS
Workplace Solutions
WNezBill℠
WNezApp2.0℠
Active Care
Enhance Claims Processing
Award-winning Website
Washington National Institute for Health and Wellness
BUILD BRAND
IMPROVE CUSTOMER EXPERIENCE

PMA USA

WASHINGTON NATIONAL
ACTIVE care℠
THE SUPPLEMENTAL SOLUTION

WNezApp2.0℠

Washington National

CNO Financial Group | Investor Day | December 13, 2012 20

CNO Financial Group | Investor Day | December 13, 2012 21 Lead Mix (higher % non-TV) Sales Productivity Additional Sales / Cross-Sell (CRM & Others) New Whole Life Product New Term Life Product Hispanic Market Younger Web Expansion Colonial Penn Growth Levers Direct to Consumer

CNO Financial Group | Investor Day | December 13, 2012 22 LTC Strategy  Conservative and affordable product design  Ability to underwrite  Pricing, re-pricing and ALM discipline  Active risk management and stable reinsurance partnerships  Business model affords ability to strike this balance with exclusive distribution and focus on middle-income retirees  Short term care coverage serves an important need; our market can afford it, and the benefit structure has a lower risk profile  Target IRR of 14% with annual review of pricing models and assumptions  New product re-pricing and updates in 2013; underwriting modifications to existing products Keys for Success

CNO Financial Group | Investor Day | December 13, 2012 23 Healthcare Reform - CNO Well Positioned Healthcare Reform CNO Impact Does not apply to “Excepted Benefits” Attempts to reduce fraud and waste and promote wellness in Medicare Reduces funding and raises minimum loss ratios for Medicare Advantage Opportunity for supplemental products to fill gaps Med Supp, LTC, Specified Disease, Critical Illness are not directly impacted Gaps, complexity and uncertainty require face-to-face advice Active seller of Med Supp and Medicare Advantage May see favorable Medigap claims experience in time

CNO Financial Group | Investor Day | December 13, 2012 24 Target Market & Distribution Scott Perry – CBO, President, Bankers Life Mike Buckley – SVP Sales, Bankers Life Steve Stecher – President, Washington National Gerardo Monroy – President, Colonial Penn

Three distinct franchises with unique value propositions and distribution models

BANKERS LIFE AND CASUALTY COMPANY
For the life of your retirement

- Focuses on middle-income Boomers and retirees
- Offers Medicare Supplement, life, annuity, LTC, Medicare Part D and Medicare Advantage products
- Employs "kitchen-table" sales model
- Over 5,600 career agents and sales managers
- Over 275 locations nationwide

Washington National

- Focuses on middle-income working Americans
- Offers supplemental health and protection products
- Distributes through independent agents and owned distribution
- Over 2,000 PMA and independent agents
- Serves over 25,000 worksite groups including small business, education, government, and healthcare

COLONIAL PENN

- Focuses on lower to middle-income urban/metro retirees
- Offers simple, low-cost life insurance products
- Employs direct response model with DRTV and mail-based lead generation
- ~300 telesales (Philadelphia / at-Home / mid-west vendor) reps. supporting sales efforts

Common focus on middle market through controlled distribution

CNO Financial Group | Investor Day | December 13, 2012 25

CNO Financial Group | Investor Day | December 13, 2012 26 Michael Buckley (61) joined Bankers Life in 2004 as territory vice president, responsible for the company's northeast sales territory. Since 2009, he has served as senior vice president of sales, leading the company's entire sales organization, comprised of 5,200 career sales agents in more than 275 branch and satellite offices nationwide, and overseeing the Bankers Learning Network, the primary training resource for field agents and managers. Buckley's career spans 36 years, 20 of which have been spent in senior executive leadership roles. Prior to joining Bankers, Buckley was executive director of special markets at Kroll Inc. Risk Consulting, executive vice president and chief marketing officer at AIG/American General, and senior vice president of northeastern operations for Prudential Insurance, where he began his career as a sales agent in 1973. Buckley holds a B.S. degree in marketing from LaSalle University and has earned the Chartered Life Underwriter, Chartered Financial Consultant and Life Underwriting Training Council Fellow designations. Mike Buckley – SVP Sales, Bankers Life and Casualty

CNO Financial Group | Investor Day | December 13, 2012 27 Bankers Life – Target Market and Alignment Target Market Customer Needs Product Offering Life, Health and Annuities Personalized Advice at Home • Retirement Planning • Medicare Planning • Final Expenses • Legacy Giving Middle Market • Near and In-Retirement • Middle Income ($25k - $75k) • Modest Investible Assets • Life Insurance • Fixed Annuities • Long-Term Care • Medicare Supplement/ Advantage

CNO Financial Group | Investor Day | December 13, 2012 28 Bankers Life Customer Managers Agents Sales Locations Branch and Satellite Expansion Manager Development Successful New Agents Bankers Life – Distribution Model • Management Employees • Career Agents • Customer Access Processes • Face-to-Face Advice and Counsel • Service and Relationship Skills Source of New Sales Direct Marketing Cross Sales Referrals Prospecting Other

CNO Financial Group | Investor Day | December 13, 2012 29 Bankers Life Key Value Drivers CAGR: +4% CAGR: -1% +15 points CAGR: +3% 223 275 0 50 100 150 200 250 300 2007 2008 2009 2010 2011 YTD2012 52 additional locations over five years Selling Locations Agents 4,482 5,200 - 1,000 2,000 3,000 4,000 5,000 6,000 2007 2008 2009 2010 2011 YTD2012 Higher successful new agent conversion rates 7,579 7,385 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2007 2008 2009 2010 2011 YTD2012 Agent Recruits Return to pre-recession recruiting levels New Sales from Cross-Sales 16% 31% 0% 10% 20% 30% 40% 2007 2008 2009 2010 2011 YTD2012 Increased volume and share of applications from cross-sales

CNO Financial Group | Investor Day | December 13, 2012 30 Steven M. Stecher (52) joined CNO as executive vice president of operations and information technology for the Conseco Insurance Group in September 2004. He became chief operating officer for the company's Carmel-based insurance companies in February 2005, executive vice president of operations for CNO in December 2006, and president of Conseco Insurance Group (now Washington National) in August 2008. Before joining CNO, he served for two years as senior vice president and chief information officer for ORIX Financial Services. From 1997 to 2002, Stecher served in various management positions, including Chief Information Officer, with ING Americas, the U.S./Canada/Latin America unit of international financial services/insurance company ING Group. His ING career culminated with his service as head of shared services, which included responsibility for human resources, information technology infrastructure, corporate systems, enterprise program management, real estate management and procurement. Before ING, Stecher worked with Equitable/AXA, where he held management positions in marketing, agency operations and brokerage sales management. He also served as an associate in the insurance group at Perot Systems, program director of insurance services at IDC, and director of strategic planning and research in the insurance and healthcare units at EDS. Stecher earned a B.A. degree in economics and finance from the University of Texas (Dallas), and a master's degree in management from National University (San Diego). He completed the Finance for Senior Executives Program at the Harvard Business School. Steve Stecher – President, Washington National

CNO Financial Group | Investor Day | December 13, 2012 31 *Source: Eastbridge Consulting Washington National – Target Market and Distribution

Washington National Key Value Drivers

- **Expanded product availability**
- **Collected premium from 560 new worksite groups YTD 2012**
- **Added PMA sales leaders to support sales expansion in nine underserved states**
- **Increased agent recruiting capacity**



CORE PRODUCT (SUPPLEMENTAL HEALTH & LIFE) NAP
% = Growth over same quarter prior year
NAP $MM
25
20
15
10
5
0
14%
20%
18%
9%
14%*
4Q 2011
1Q 2012
2Q 2012
3Q 2012
OCT-NOV 2012

* Percentage increase over Oct-Nov 2011

Distribution Growth
- New producing WN Independent Partners increased 29% over prior year through October
- PMA producing agent count increased 6% over prior year through October

Back Office Efficiency—Electronic App (WNezApp 2.0) Utilization
- Worksite electronic apps increased from 61% in 3Q 2011 to 88% in 3Q 2012
- Rolling out electronic application to PMA individual business in 2013, targeting an overall adoption rate of 75+%

Washington National.

CNO Financial Group | Investor Day | December 13, 2012 32

CNO Financial Group | Investor Day | December 13, 2012 33 Gerardo Monroy (45) was named president of CNO’s Colonial Penn business segment in August 2012, after serving as the vice president of long-term care for CNO’s Bankers Life business segment since 2008. Monroy began his career with CNO in 2001 as a vice president in the corporate marketing group and, in 2002, joined Bankers Life as vice president, distribution strategy and field support. In 2004, he was named vice president, career distribution and operations strategy and chief of staff to the company’s chief operating officer. He became vice president of field administration and analysis with Bankers in 2006 and was then named vice president of Bankers’ long-term care business in 2008. Before joining CNO, Monroy worked for international corporations in Mexico and Italy, including Procter & Gamble, and Carrier Corporation (part of United Technologies). He holds an MBA from Harvard University and a bachelor's degree in public accounting from the Universidad Iberoamericana in Mexico City. Monroy served as board chairman of the Latino Education Alliance (LEA), a Chicago-based nonprofit organization from 2008-10. Gerardo Monroy – President, Colonial Penn

CNO Financial Group | Investor Day | December 13, 2012 34 Colonial Penn – Target Market and Alignment Target Market Customer Needs Product Offering Life Insurance • Final Expense Insurance • Term Life • Whole Life • Life Products Pipeline Middle – Low-Mid Market • Seniors • Average 65 years old • Urban / Metro • Female • Single • Diverse Over the phone personalized advice • Final Expenses / Funeral Planning • Easy to understand products • Basic money management • Premium collection timing tied to SS checks deposits • Quick Claims Processing

Colonial Penn

Integrated Marketing and Sales Process



Campaigns
Leads
Prospects
CPL Customer
Sales
Buyers
Reactivate
Non-Buyers
(shared with BLC Agents)
Referrals
Additional Sales
Reactivate
Service

- DRTV / Direct Mail / Web leads
- CPL Telesales connect with most prospects
- During call, telesales rep explains product features and assesses product fit and affordability



New Sales
Prospect Identif. 60%
Prospect Reactiv. 15%
Customer Reactiv. 12%
Service Sales 8%
Agent & Test Sales 5%

Prospect Identification: Sales from new leads (mainly TV)
Prospect Reactivation: TV lead non-buyers targeted via direct mail programs
Customer Reactivation: Additional sales to existing customers with less than max coverage
Service Sales: After completing service calls -> Additional sales / referrals
BLC Agent & Test Sales: TV lead non-buyers made available to BLC agents + tests

CNO Financial Group | Investor Day | December 13, 2012 35

CNO Financial Group | Investor Day | December 13, 2012 36 Colonial Penn Key Value Drivers  Increasing investment in lead generation  Higher phone contact rates = Higher conversion rates  Acquisition cost / NAP ratios are higher when investing in growth; new markets and/or new products  Achieving increased sales and improved direct marketing efficiencies - 250,000 500,000 750,000 1,000,000 2009 2010 2011 2012 F Leads by Source TV Leads DM Leads Web Leads 538,561 732,981 909,356 961,000 0.97 1.07 1.19 1.10 - 0.40 0.80 1.20 2009 2010 2011 2012 F Acquisition Cost/NAP Ratios 78% 78% 77% 78% 0% 25% 50% 75% 100% 2009 2010 2011 2012 F Phone Contact Rate

CNO Financial Group | Investor Day | December 13, 2012 37 $245.4 $245.9 $245.7 2010 2011 LTM 3Q2012 Executing on Strategies Projected to Lead to 8-10% Growth in Sales 4% CAGR* 9% CAGR** 14% CAGR * * Excluding Annuities ** Core Products (Supplemental Health and Life) Sales - 7% CAGR* Across All Segments since 2010 ($ in millions) $184.7 $186.7 $199.8 $70.5 $75.4 $83.6 2010 2011 LTM 3Q2012 $46.3 $51.4 $60.5 2010 2011 LTM 3Q2012

CNO Financial Group | Investor Day | December 13, 2012 38 Q&A

CNO Financial Group | Investor Day | December 13, 2012 39 Investments Eric Johnson – CIO & President, 40|86

CNO Financial Group | Investor Day | December 13, 2012 40 Eric R. Johnson President, 40|86 Advisors, Inc. Chief Investment Officer, CNO Financial Group, INC Eric Johnson (52) has been the President of 40|86 Advisors (CNO’s registered investment adviser subsidiary) for 9 years. He has more than 20 years of financial markets and investment experience, beginning with a predecessor bank of J.P. Morgan and Co. He holds a B.A. in American history from Harvard University, where he graduated cum laude. He is a board member of WFYI, INC. and The Julian Center. Eric Johnson – Chief Investment Officer & President, 40|86

CNO Financial Group | Investor Day | December 13, 2012 41 Key Takeaways  Disciplined approach to investing and asset-liability management  Emphasis on stable and predictable investment performance meeting corporate objectives  Current tactical priority: sustaining book yield and investment income  Active risk management  Investments are a key CNO core competency contributing to the stability of CNO’s operating results

CNO Financial Group | Investor Day | December 13, 2012 42 Active Management Culture Culture Leads to Quality and Competency Breadth of capabilities Tested risk controls Strong alignment with business strategies Disciplined approach to investing and asset- liability management Experience and track record Strong CNO investment portfolio quality Core CNO competency

CNO Financial Group | Investor Day | December 13, 2012 43 The Fed is likely to continue to provide substantial liquidity The choices in the bond market are more about relative value rather than absolute returns Probably a credit compression trade, or intermediate term maturities offer the best risk/return trade-offs The main risk to bonds is a substantial rise in inflation It’s a low growth, high liquidity world Returns on cash are likely to stay near zero (with tail risk to higher levels) The ECB and other instrumentalities have committed to ‘do what it takes’ to support an orderly Euro Virtuous circle of low yields incentivizing increased risk taking which promotes economic growth Cycle of Low Yields

CNO Financial Group | Investor Day | December 13, 2012 44  Modestly increase risk – “Compression Trade”  Emphasize U.S. domestic sectors  Transition from macro (correlated) to micro market  Call on housing market bottom  Energy as a beneficiary of global demand Strategic Insights

CNO Financial Group | Investor Day | December 13, 2012 45 Our Outlook  Risky credit has outperformed as Fed policy has diminished returns on risk-free assets and pushed investors out on the risk curve  An environment of modest growth with household and business deleveraging is not inhospitable to the credit markets  Increasing depth of empirical evidence that the housing market has bottomed and is recovering  Corporate credit quality is increasingly affected by slow revenue growth, shareholder pressure for distributions, uncertain U.S. fiscal policy  Liquidity likely to remain abundant amidst global central bank stimulus – defaults to remain constrained  While there is a non-trivial level of tail risk, our base case is low for longer  Most structured credit markets face ongoing supply/demand imbalance 0% 2% 4% 6% 2007 2008 2009 2010 2011 2012 0 200 400 600 800 2007 2008 2009 2010 2011 2012 (bps) 10 Yr. U.S. Treasury Corporate A Credit Spread Composite Insurance Index 3% 4% 5% 6% 7% 8% 2002 2004 2006 2008 2010 2012 Life Industry Average Yields Source: Barclays Source: SNL

CNO Financial Group | Investor Day | December 13, 2012 46 Our Asset Allocation  Highly diversified  90% investment grade  < 0.72% equity  Integrated with Asset-Liability Management discipline (i.e. duration, convexity, key rate duration) ($ millions) Recent Allocation Changes * Book value as of 9/30/12 $24.8bn of Invested Assets* IG Corporates 54.4% Non-Agency RMBS 8.2% Mortgage Loans 6.4% HY Corporates 4.6% CMBS 5.8% Municipals 7.3% ABS 3.4% Govt/Agency CMO 3.7% CLO 1.4% Cash & Other 4.8% $134 $11 $440 $328 $1,240 $1,800 CLO BIG RMBS Munis 2008 2012

CNO Financial Group | Investor Day | December 13, 2012 47  90% investment grade  Yields successfully defended while overall quality sustained Investment Ratings Profile * ‘High Risk’ assets defined as high yield assets, real estate, equity and alternatives ** BIG based on Moody’s Allocation to ‘High Risk’ Assets* 15.98% 12.61% 12.20% 11.77% 13.29% 2008 2009 2010 2011 YTD-3Q12 BIG** Equity Real Estate BIG Ratio AAA 10% AA 9% A 23% BBB 48% BB 5% B 2% CCC and Lower 3%

CNO Financial Group | Investor Day | December 13, 2012 48 14.8% 11.8% 9.2% 9.0% 7.4% 7.1% 6.9% 5.6% 5.6% 4.8% 4.2% 4.1% 4.1% 2.8% 2.6% 10.5% 7.9% 5.7% 10.3% 5.2% 7.3% 24.5% 11.1% 2.1% 4.8% 3.7% 3.9% 1.8% 0.3% 1.1% Energy/Pipelines Utilities Insurance Telecom & Media Food/Beverage Healthcare & Pharmaceuticals Banks & Brokerage Other REITS Chemicals & Metals/Mining Transportation/Autos Capital Goods Consumer Products & Paper Textiles & Building Mat'ls Aerospace/Defense CNO Allocation Barclays Corporate Index Allocation  Overweights:  Energy/Pipelines  Utilities  Insurance  Food/Beverage  REITS  Underweights:  Banks & Brokerage  Europe Corporate Securities Sources: Barclays Corporate Index, Other includes: Technology, Entertainment and Gaming, Retail, other Industrial, Tobacco, Services and other Finance * Book value as of 9/30/12 $14.6bn of Invested Assets*

CNO Financial Group | Investor Day | December 13, 2012 49 $4,260 $3,460 $4,762 $5,232 1Q08 3Q08 1Q09 3Q09 1Q10 3Q10 1Q11 3Q11 1Q12 3Q12 IG BIG  76% investment grade  91% NAIC 1 rated  Strong analytical disciplines around collateral and cash flow Structured Securities Sources: Goldman Sachs Portfolio Management, Peer Allocation based on Largest 25 Life Insurance Companies Structured Securities Invested Assets ($mm) * Book value as of 9/30/12 $5.4bn of Invested Assets* 3.0% 8.2% 5.8% 3.4% 1.4% 9.3% 4.1% 5.9% 3.1% 0.7% Agency CMO Non- Agency RMBS CMBS ABS CLO CNO Allocation Peer Allocation

CNO Financial Group | Investor Day | December 13, 2012 50  8.2% of invested assets  98% NAIC 1 rated  61% BIG NRSRO ratings; purchased at significant discount to opportunistically capture yield  Stable collateral performance trends  Strong analytical process to stress test collateral, using market consistent assumptions RMBS * Book value as of 9/30/12 $11 $443 $517 $954 $1,240 2008 2009 2010 2011 2012 ($ millions) 2004 & Prior 2005 2006 2007 2008 & Later Total AAA/AA $88 $67 $ - $ - $60 $215 A 56 69 - - 292 417 BBB 84 69 - 5 - 158 BIG 199 478 334 228 - 1,239 Total $427 $683 $334 $233 $352 $2,029 ∆ BIG RMBS Allocation $2bn of Invested Assets* Alt-A 22% Subprime 29% Prime Jumbo 49%

CNO Financial Group | Investor Day | December 13, 2012 51  Stable, highly rated portfolio  100% investment grade: 87% AAA/AA  98% NAIC 1  Long-term buy and hold strategy based on property fundamentals  Very strong collateral performance  Average delinquency rate of 7% compared to market average of 10%  Stress tested using market consistent values for cap rates, collateral performance, etc. CMBS * Book value as of 9/30/12 ($ millions) 2004 & Prior 2005 2006 2007 2008 & Later Total AAA $142 $249 $152 $211 $119 $873 AA 31 27 118 149 60 385 A/BBB 32 7 2 26 115 182 Total $205 $283 $272 $386 $294 $1,440 $1.4bn of Invested Assets* Senior 49% AM 35% AJ 0% Mezz 14% Agency 2%

CNO Financial Group | Investor Day | December 13, 2012 52 AAA 9% AA 61% A 6% BBB 3% BB 1% B 1% CCC 3% NR 16%  Stable and highly-rated  79% Investment grade; 70% AAA/AA  81% NAIC 1  Strong credit support CLOs Are a Significant Commitment & Opportunity * Book value as of 9/30/12 $0.4bn of Owned Assets* 3 CLOs with $0.8bn AUM • 40|86 acts as asset manager on three sponsored CLO’s • Leverages CLO competency • Drives corporate fee income • CNO investment $79mm  Mill Creek - $273mm  Sugar Creek - $280mm  Eagle Creek - $276mm

CNO Financial Group | Investor Day | December 13, 2012 53 LTV >1.25 1.00x-1.25x <1.00 Total <65% $602 $40 $ - $642 65% - 75% 253 15 - 268 75% - 80% 100 8 - 108 >80% - 170 40 210 Total $955 $233 $40 $1,228 Multi-Family 6% Mixed Use 3% Industrial 17% Office 33% Retail 37% Other 4% Commercial Mortgage Loans  Focus on ‘A’ quality properties which are diversified by geography and sector  No’s: mezzanine or real estate equity investments, construction or condo loans, pro-forma underwriting  Limited near-term maturities ($135mm in 2013)  63.4% Loan-to-Value  1.49 Average DSCR  0.01% delinquency rate ** Table excludes $371 million of Credit Tenant Loans * Book value as of 9/30/12 DSCR ($ millions) $1.6bn of Invested Assets* **

CNO Financial Group | Investor Day | December 13, 2012 54 Peripheral Europe* ($ millions) Financials $ - $59.8 $27.9 $87.7 $94.9 Utilities - 30.1 - 30.1 29.6 Industrials - 61.1 - 61.1 66.0 Telephone 26.1 - 64.6 90.7 82.3 Total $26.1 $151.0 $92.5 $269.6 $272.8 Book Value Fair Value Total * As of 9/30/12

CNO Financial Group | Investor Day | December 13, 2012 55 $162.3 $195.4 $79.2 $23.1 $8.5 2008 2009 2010 2011 YTD - 3Q12 Corporates Structured Securities Commercial Real Estate Other Declining Impairment Losses* *Excludes net investment income losses and impairments related to IGA legacy investments ($ in millions)

CNO Financial Group | Investor Day | December 13, 2012 56 5.96% 5.60% 5.24% 5.55% 5.29% 5.32% 5.25% 4.71% 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Dealing with Low Interest Rates  Credit at short end of curve (includes CLOs, Non-Agency RMBS, Esoteric ABS, selected High Yield)  Quality at long end of curve – take advantage of significant LTC duration (includes US Corporates, Core EM IG Corporates)  Slowing portfolio turnover – each reduction of 1% in asset turnover is worth approximately $2.5mm in investment income  Maintain our ALM disciplines (including duration/convexity and key rate duration guidelines)  Modest increase in investment leverage supporting stable structured credit  Maintain emphasis on credit risk fundamentals New Money Rate Trend Demonstrated tactical capability to sustain new money rate around 4.75%

CNO Financial Group | Investor Day | December 13, 2012 57 HoldCo 3 CLO structures in place totaling $829mm AUM Returns on alternative investments Returns on corporate liquidity Investment advisory and success fees $47mm invested in CLO equity, liquid equity, private equity Cash equivalents, core and core plus strategies, with limited leverage Our HoldCo Investment Strategy

CNO Financial Group | Investor Day | December 13, 2012 58 Q&A

CNO Financial Group | Investor Day | December 13, 2012 59 Financial Overview Fred Crawford – CFO

CNO Financial Group | Investor Day | December 13, 2012 60 Frederick J. Crawford EVP and Chief Financial Officer Fred Crawford (49) was named executive vice president and chief financial officer for CNO Financial Group, Inc., effective January 23, 2012. Crawford formerly served as executive vice president and head of Corporate Development and Investments for Lincoln Financial Group. He joined Lincoln Financial Group in 2001 as vice president and corporate treasurer and went on to serve as senior vice president and chief financial officer in 2005 and executive vice president and chief financial officer in 2008. Prior to joining Lincoln Financial, Crawford was with Bank One Corporation where his roles included President, Bank One Cincinnati and Northern Kentucky. Crawford earned a Bachelor of Arts degree in marketing from Indiana State University and an MBA from the University of Iowa. Fred Crawford – Chief Financial Officer

CNO Financial Group | Investor Day | December 13, 2012 61 CNO’s Financial Strategy • Investments in distribution and product expansion • Diverse margins drive stable growth • Active in-force management Grow Earnings & ROE • Balanced mix of protection business with disciplined return hurdles • Maximize value of significant tax assets Optimize Cash Flows • Balancing cost of capital with ratings improvement • Excess capital guided by our view of risk Balanced Capital Management • Capital deployment a significant driver of future EPS and ROE build • Bias towards opportunistic repurchase with steady dividend build Effectively Deploy Excess Capital

CNO Financial Group | Investor Day | December 13, 2012 62 Diluted Share Count (mm) Average 301.9 304.1 306.1 293.0 EOP 306.7 296.6 299.0 250.8 $4.2 $(4.7) $(6.5) $(11.8) $17.8 $28.3 $28.3 $30.0 $221.0 $250.2 $184.0 $212.6 $100.4 $106.6 $73.3 $92.5 $(34.0) $(36.1) $(30.3) $(0.6) 2010 2011 YTD 3Q2011 YTD 3Q2012 CP OCB BLC WN Corporate ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings Trend - Stable & Growing • Favorable health benefit ratios • Annuity persistency & spreads • Corporate investment results • Free cash flow & capital deployment Tailwinds Headwinds • Low new money investment rates • Natural run-off blocks of business • Normalizing LTC benefit ratios • Pace of growth investment $309.4 $344.3 $248.8 $322.7 Segment EBIT Excluding Significant Items*

CNO Financial Group | Investor Day | December 13, 2012 63 $401 $429 $449 49.2% 51.3% 50.3% 2010 2011 LTM 3Q2012 Premium Reported Benefit Ratio $713 $718 $731 70.9% 69.0% 68.7% 2010 2011 LTM 3Q2012 ($ millions) Diverse Health Underwriting Margins Conditions & Outlook Conditions: • 1% change in benefit ratio = $7mm EBIT • 2010-11 normalized benefit ratio** range 70-73% 2013 Outlook: • Premium growth of 2-3% • Benefit ratios 71% range • Improved persistency Bankers Life Medicare Supplement Washington National Supplemental Health Interest- Adjusted* * A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure ** Normalized = Annualized, adjusted for claim reserve redundancies Conditions & Outlook Conditions: • 1% change in benefit ratio = $5mm EBIT • 2010-11 normalized benefit ratio** range 48-52% 2013 Outlook: • Premium growth of 5% • Interest-adjusted benefit ratio 50% range • Stable persistency

CNO Financial Group | Investor Day | December 13, 2012 64 BLC LTC $3,770.3 BLC HHC $403.7 BLC STC $165.2 OCB $466.4 $586 $571 $560 73.0% 68.8% 70.7% 2010 2011 LTM 3Q2012 Premium Reported Benefit Ratio Life $4,919.1 Annuity $9,076.5 Health $2,813.5 Long Term Care $4,805.6 ($ millions) Long Term Care – In Force Dynamics & Outlook Bankers Life - LTC Interest-Adjusted** * Net of reinsurance ceded ** A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure *** Normalized = Annualized, adjusted for claim reserve redundancies and reserve releases from “shock lapse” experience Conditions & Outlook Conditions:  1% change in benefit ratio = $5mm EBIT  2010-11 normalized benefit ratio*** range 71-75%  10% change in voluntary lapse = $5mm EBIT 2013 Outlook:  Premium decline 4-5% - mix shift  Interest-adjusted benefit ratios 75% range  Persistency modestly up as rate actions slow  ’08 Senior Health transaction removed $3.0bn in reserves  Rating actions taken on 75% of the remaining reserves Actively Managing Risk 3Q12 Average GAAP Reserves* ($21,614.7)

CNO Financial Group | Investor Day | December 13, 2012 65 $9,974 $10,114 $10,082 $10,139 5.66% 5.67% 5.69% 5.60% 3.57% 3.32% 3.34% 3.18% $4,000 $5,000 $6,000 $7,000 $8,000 $9,000 $10,000 $11,000 $12,000 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2010 2011 Q3 2011 Q3 2012 A c c ount V a lue ( in $ m il li ons ) R a te ( % ) Interest Spreads - All Interest Sensitive Business Annuity, EIA, UL Account Value Asset Yield Credited Rate Management Actions • Timely annuity reinsurance (2007) and LTC divestiture (2008) - $6.0 billion of reserves • ALM standards and lower turnover rates reduce investable cash flows • New business pricing and In-force management to defend spreads and limit margin compression • FHLB spread and CLO sponsored transactions support NII growth • 2013 Outlook: Spreads narrow modestly with net investment income flat to 2012 Management Actions to Defend Yields & Spreads Yield 5.81% 5.76% 5.70% Turnover* $7.8 billion $4.3 billion $3.5 billion * Turnover = defined as cash flows invested at new money rates during the period and still held at period end. $22,307 $23,628 $24,380 $1,295 $1,361 $1,390 2010 2011 LTM 3Q2012 Average Invested Assets Net Investment Income

CNO Financial Group | Investor Day | December 13, 2012 66 • Moderate Stress: 4.75% NMR held flat for 5 years then recovering • Severe Stress: 50 basis point drop in NMR to 4.25% held flat indefinitely • 3Q assumption change: OCB interest sensitive life reserve charge - $28mm (after-tax) • Stress tests impact OCB interest-sensitive life and Bankers LTC reserves • Severe stress - manageable impact to GAAP leverage and 15 to 20 points of RBC impact Severe Stress Test (After- Tax) GAAP $100 - $125 million Statutory $75 - $100 million “Low-For-Long” Rates – Reserve Sensitivity Expanded New Money Rate (NMR) Stress Test Moderate Stress Test (After- Tax) GAAP $20 - $50 million Statutory $20 - $50 million 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% 2012 2103 2014 2015 2016 2017 2018 2019 2020 2021 2022 New Money Rate Assumptions 2nd Quarter 2012 Current Moderate Stress Severe Stress

CNO Financial Group | Investor Day | December 13, 2012 67 $44 $53 $58 $40 $43 $55 $- $10 $20 $30 $40 $50 $60 2011A 2012F 2015F New Business EBIT - Losses In-Force EBIT ($ millions) Colonial Penn - Building Long-Term Value Considerations & Outlook • GAAP accounting distorts true value • Developing new markets and products • Pace of investment impacts EBIT • In-force earnings growth rate of 9% Expect a 2013 EBIT loss in the $5-$10 million range In-Force EBIT 9.2% CAGR Investments Yield Growth Focused on Building Economic Value Economic valuation suggests 5x to 6x In force EBIT multiple with new business investment supported by value of new business (VNB).

CNO Financial Group | Investor Day | December 13, 2012 68 Traditional Life $782.1 Interest Sensitive Life $2,329.1 Annuities $1,383.2 LTC $466.4 Other A&H $13.2 OCB – Optimizing Run-Off Insurance Blocks Earnings Profile & Outlook 3 Q 2 0 1 2 A v e ra ge G A A P Re s e rv e s * ($ mill io n s ) A v e ra ge G A A P Re s e rv e s * ($ millio n s ) Interest-Sensitive Life (ISL): Earnings sensitive to rates and addressing non-guaranteed elements (2013 EBIT range = -$5mm to +$5mm) Traditional Life & Annuities: Generally stable earnings declining as blocks runs-off (2013 EBIT range $20-25mm) Long-Term Care: Small block generating modest stream of losses with limited rate increase potential (2013 EBIT -$8 to -$12mm) 2013 Outlook: • Settlement expected to stabilize ISL cash flows • Normalized EBIT range $5mm to $20mm • Reinsurance strategies under review Strategy - maximize cash flows and minimize volatility $5,707.4 $5,528.1 $5,255.9 $4,974.0 3Q2009 3Q2010 3Q2011 3Q2012 * Net of reinsurance ceded

CNO Financial Group | Investor Day | December 13, 2012 69 Valuation Allowance $474 Valuation Allowance $305 Net $275 Net $618 Capital Non-Life Life Valuation Allowance for Loss Carryforwards Net Loss Carryforwards in Deferred Tax Asset Gross $275 Gross $305 Gross $1,092 Strategy for Maximizing Tax Asset Values:  Growing life earnings is top priority  Maximize non-life income while remaining true to core business  Explore strategies to utilize capital loss carryforwards  Continue to work towards resolving disputed items with IRS  Unlock value through strategic investments GAAP Valuation* GAAP valuation: 5% growth rate in taxable earnings for 5 years then flat thereafter Economic Value** Discounted @ 10 % Discounted @ 12% $610 million $560 million Favorable outcome on IRS disputed items could potentially unlock approximately $170 million of additional economic value ** Economic value = 5% taxable earnings growth rate for the life of the tax asset * Net loss carryforward of $893 million = total life, non-life, and capital loss carryforwards multiplied by 35% plus state operating loss carryforwards, net of the valuation allowance. Loss carryforwards are not discounted on a GAAP basis. NOL Tax Assets – Unlocking Economic Value

CNO Financial Group | Investor Day | December 13, 2012 70 $175 $294 $347 $313 $146 $161 $203 $314 309% 332% 358% 361% 2009 2010 2011 YTD 3Q2012 Capital to Holding Company Holding Company Liquidity RBC ($ millions) Recapitalization & Capital Strategy Forward Capital Plan • Leverage of 20% • Risk-based capital ratio of 350% • Holdco liquidity & investments of $150mm Key Capital & Liquidity Metrics Successful Recapitalization • Cost of debt down 211 basis points • Reduced diluted share count by 12% • Boost to pro-forma EPS & ROE • Up-sized for opportunistic liquidity 3Q2012 deployable capital of $150mm

CNO Financial Group | Investor Day | December 13, 2012 71 Debt Payments $111.7 Stock Buybacks $180.0 Common Stock Dividend $13.7 Financing Costs $24.0 Stable Capital Generation – Free Cash Flow Building ($ millions) 2013 Guidance: • $50-$75mm of capital retained to support growth • Statutory dividend range $250-$300mm • Securities* repurchase of $250-$300mm *Common stock and common stock equivalents Free Cash Flow YTD 9/30: 2012 Full Year Forecast Uses

CNO Financial Group | Investor Day | December 13, 2012 72 Driving Shareholder Value Additional Potential ROE Catalysts • Run-on / Run-off business engineering  Impacts ROE, BV and “Beta” • Recapitalization “The Sequel”  2015 leverage in the 16% range • Operating effectiveness  CBA-supported IRR’s 7%(1) 9% 2012 Business Capital Rates 2015 Growth Mgt. (1) Calculated on a normalized trailing 4 quarter basis. A non-GAAP measure – refer to the Appendix for a reconciliation to the corresponding GAAP measure. Organic ROE Build Core ROE Build Colonial Penn Valuation Tax Optimization Capital Redeployment 1.5% 1.5% (1.0%)

CNO Financial Group | Investor Day | December 13, 2012 73 Q&A

CNO Financial Group | Investor Day | December 13, 2012 74 Concluding Remarks Ed Bonach - CEO

CNO Financial Group | Investor Day | December 13, 2012 75 Opportunities  Capital Management  Run-Off Engineering  Operational Efficiencies  Rapidly Growing Target Market Distribution Expansion CNO: Value Proposition Stabilized Earnings & Capital Uniquely Positioned Business Model Reinvesting in Business Growth Generating Significant Excess Capital Management team focused on advancing returns

CNO Financial Group | Investor Day | December 13, 2012 76 Next Steps – Continue to Drive Shareholder Value  Invest $80-$85mm in strategic business initiatives  Accelerate run-on and run-off  Enhance customer experience and operational efficiency  ROE run-rate of 9%  Drive to investment grade  Target dividend payout ratio of 20% 2015 Milestones Capitalize on Opportunities Opportunities  Capital Management  Run-Off Engineering  Operational Efficiencies  Rapidly Growing Target Market Distribution Expansion

CNO Financial Group | Investor Day | December 13, 2012 77 Appendix

CNO Financial Group | Investor Day | December 13, 2012 78 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations.

Information Related to Certain Non-GAAP Financial Measures

The table below summarizes the financial impact of significant items on our 2010 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results during 2010 (dollars in millions).

	Year ended December 31, 2010		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 237.5	$ (16.5) (1)	$ 221.0
Washington National	100.4	-	100.4
Colonial Penn	4.2	-	4.2
Other CNO Business	(9.2)	27.0 (2)	17.8
EBIT from business segments	332.9	10.5	343.4
Corporate Operations, excluding corporate interest expense	(42.8)	8.8 (3)	(34.0)
EBIT	290.1	19.3	309.4
Corporate interest expense	(79.3)	-	(79.3)
Operating earnings before tax	210.8	19.3	230.1
Tax expense on operating income	74.4	6.9	81.3
Net operating income *	$ 136.4	$ 12.4	$ 148.8

(1) Pre-tax earnings in the Bankers Life segment included earnings of $10.0 million from favorable reserve developments in the Medicare supplement and long-term care blocks; and earnings of $6.5 million from the Prescription Drug Plan ("PDP") business assumed from Coventry due to premium adjustments.

(2) Pre-tax earnings in the Other CNO Business segment included charges of $8.0 million from changes in assumptions for the implementation of certain non-guaranteed elements; $13.0 million reflecting the impact of decreased projected future investment yield assumptions related to interest-sensitive insurance products; and $6.0 million for the write-off of the present value of future profits related to the long-term care block.

(3) Pre-tax earnings in the Corporate segment included charges of $4.5 million from a legal settlement and $4.3 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See page 84 for a reconciliation to the corresponding GAAP measure.

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Information Related to Certain Non-GAAP Financial Measures

The table below summarizes the financial impact of significant items on our 2011 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results during 2011 (dollars in millions).

	Year ended December 31, 2011		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 290.9	$ (40.7) (1)	$ 250.2
Washington National	96.1	10.5 (2)	106.6
Colonial Penn	(4.7)	-	(4.7)
Other CNO Business	15.3	13.0 (3)	28.3
EBIT from business segments	397.6	(17.2)	380.4
Corporate Operations, excluding corporate interest expense	(47.7)	11.6 (4)	(36.1)
EBIT	349.9	(5.6)	344.3
Corporate interest expense	(76.3)	-	(76.3)
Operating earnings before tax	273.6	(5.6)	268.0
Tax expense on operating income	102.1	(4.9)	97.2
Net operating income *	$ 171.5	$ (0.7)	$ 170.8

(1) Pre-tax earnings in the Bankers Life segment included earnings of $43.0 million from favorable reserve developments in the Medicare supplement and long-term care blocks; earnings of $3.7 million from the PDP business assumed from Coventry due to premium adjustments; and a $6.0 million charge due to additional Medicare supplement amortization related to higher lapsation.

(2) Pre-tax earnings in the Washington National segment included charges of $10.5 million from out-of-period adjustments.

(3) Pre-tax earnings in the Other CNO Business segment included a charge of $13.0 million reflecting the impact of decreased projected future investment yield assumptions related to interest-sensitive insurance products.

(4) Pre-tax earnings in the Corporate segment included charges of $19.0 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities; and earnings of $7.4 million resulting from a trueup of stock- based compensation assumptions.

* A non-GAAP measure. See page 84 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Day | December 13, 2012

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Information Related to Certain Non-GAAP Financial Measures

The table below summarizes the financial impact of significant items on our YTD 3Q11 net operating income. Management believes that identifying the impact of these items enhances the understanding of our YTD 3Q11 operating results (dollars in millions).

	Nine months ended September 30, 2011		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 213.7	$ (29.7) (1)	$ 184.0
Washington National	67.3	6.0 (2)	73.3
Colonial Penn	(6.5)	-	(6.5)
Other CNO Business	15.3	13.0 (3)	28.3
EBIT from business segments	289.8	(10.7)	279.1
Corporate Operations, excluding corporate interest expense	(39.3)	9.0 (4)	(30.3)
EBIT	250.5	(1.7)	248.8
Corporate interest expense	(58.6)	-	(58.6)
Operating earnings before tax	191.9	(1.7)	190.2
Tax expense on operating income	71.4	(3.5)	67.9
Net operating income *	$ 120.5	$ 1.8	$ 122.3

(1) Pre-tax earnings in the Bankers Life segment included earnings of $32.0 million from favorable reserve developments in the Medicare supplement and long-term care blocks; earnings of $3.7 million from the PDP business assumed from Coventry due to premium adjustments; and a $6.0 million charge due to additional Medicare supplement amortization related to higher lapsation.

(2) Pre-tax earnings in the Washington National segment included charges of $6.0 million from out-of-period adjustments.

(3) Pre-tax earnings in the Other CNO Business segment included a charge of $13.0 million reflecting the impact of decreased projected future investment yield assumptions related to interest-sensitive insurance products.

(4) Pre-tax earnings in the Corporate segment included charges of $9.0 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See page 84 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Day | December 13, 2012

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Information Related to Certain Non-GAAP Financial Measures

The table below summarizes the financial impact of significant items on our YTD 3Q12 net operating income. Management believes that identifying the impact of these items enhances the understanding of our YTD 3Q12 operating results (dollars in millions).

	Nine months ended September 30, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 227.2	$ (14.6) (1)	$ 212.6
Washington National	92.5	-	92.5
Colonial Penn	(11.8)	-	(11.8)
Other CNO Business	(54.0)	84.0 (2)	30.0
EBIT from business segments	253.9	69.4	323.3
Corporate Operations, excluding corporate interest expense	(17.6)	17.0 (3)	(0.6)
EBIT	236.3	86.4	322.7
Corporate interest expense	(50.4)	-	(50.4)
Operating earnings before tax	185.9	86.4	272.3
Tax expense on operating income	65.5	34.0	99.5
Net operating income *	$ 120.4	$ 52.4	$ 172.8

(1) Pre-tax earnings in the Bankers Life segment included earnings of $21.0 million from favorable reserve developments in the Medicare supplement and long-term care blocks; earnings of $3.6 million from the PDP business assumed from Coventry due to premium adjustments; and a $10.0 million charge due to additional Medicare supplement amortization related to higher lapsation.

(2) Pre-tax earnings in the Other CNO Business segment included charges of $43.0 million reflecting the impact of decreased projected future investment yield assumptions related to interest-sensitive insurance products and $41.0 million related to tentative litigation settlements.

(3) Pre-tax earnings in the Corporate segment included charges of $10.0 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities and $7.0 million related to the relocation of Bankers Life's primary office.

* A non-GAAP measure. See page 84 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Day | December 13, 2012

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Information Related to Certain Non-GAAP Financial Measures

The table below summarizes the financial impact of significant items on our twelve months ended 3Q12 net operating income. Management believes that identifying the impact of these items enhances the understanding of our twelve months ended 3Q12 operating results (dollars in millions).

	Twelve months ended September 30, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 304.4	$ (25.6) (1)	$ 278.8
Washington National	121.3	4.5 (2)	125.8
Colonial Penn	(10.0)	-	(10.0)
Other CNO Business	(54.0)	84.0 (3)	30.0
EBIT from business segments	361.7	62.9	424.6
Corporate Operations, excluding corporate interest expense	(26.0)	19.6 (4)	(6.4)
EBIT	335.7	82.5	418.2
Corporate interest expense	(68.1)	-	(68.1)
Operating earnings before tax	267.6	82.5	350.1
Tax expense on operating income	96.2	32.6	128.8
Net operating income *	$ 171.4	$ 49.9	$ 221.3

(1) Pre-tax earnings in the Bankers Life segment included earnings of $32.0 million from favorable reserve developments in the Medicare supplement and long-term care blocks; earnings of $3.6 million from the PDP business assumed from Coventry due to premium adjustments; and a $10.0 million charge due to additional Medicare supplement amortization related to higher lapsation.

(2) Pre-tax earnings in the Washington National segment included charges of $4.5 million from out-of-period adjustments.

(3) Pre-tax earnings in the Other CNO Business segment included charges of $43.0 million reflecting the impact of decreased projected future investment yield assumptions related to interest-sensitive insurance products and $41.0 million related to tentative litigation settlements.

(4) Pre-tax earnings in the Corporate segment included charges of $20.0 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities; a $7.0 million charge related to the relocation of Bankers Life's primary office; and earnings of $7.4 million resulting from a trueup of stock-based compensation assumptions.

* A non-GAAP measure. See page 84 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Day | December 13, 2012 83

Information Related to Certain Non-GAAP Financial Measures

Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest, loss on extinguishment of debt, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) corporate interest expense; (2) loss on extinguishment of debt; (3) net realized investment gains (losses); and (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals. The table below provides a reconciliation of EBIT to net income (dollars in millions):

	Year ended 4Q10	Year ended 4Q11	Nine months ended 3Q11	Nine months ended 3Q12	Twelve months ended 3Q12
Bankers Life	$ 237.5	$ 290.9	$ 213.7	$ 227.2	$ 304.4
Washington National	100.4	96.1	67.3	92.5	121.3
Colonial Penn	4.2	(4.7)	(6.5)	(11.8)	(10.0)
Other CNO Business	(9.2)	15.3	15.3	(54.0)	(54.0)
EBIT from business segments	332.9	397.6	289.8	253.9	361.7
Corporate operations, excluding interest expense	(42.8)	(47.7)	(39.3)	(17.6)	(26.0)
Total EBIT	290.1	349.9	250.5	236.3	335.7
Corporate interest expense	(79.3)	(76.3)	(58.6)	(50.4)	(68.1)
Income before net realized investment gains, fair value changes in embedded derivative liabilities, loss on extinguishment of debt and taxes	210.8	273.6	191.9	185.9	267.6
Tax expense on period income	74.4	102.1	71.4	65.5	96.2
Net operating income	136.4	171.5	120.5	120.4	171.4
Net realized investment gains, net of related amortization and taxes	13.6	36.7	22.7	37.6	51.6
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	-	(13.3)	(12.9)	(4.4)	(4.8)
Loss on extinguishment of debt, net of income taxes	(4.4)	(2.2)	(2.0)	(176.8)	(177.0)
Net income (loss) before valuation allowance for deferred tax assets	145.6	192.7	128.3	(23.2)	41.2
Decrease in valuation allowance for deferred tax assets	95.0	143.0	143.0	143.0	143.0
Net income	$ 240.6	$ 335.7	$ 271.3	$ 119.8	$ 184.2

CNO Financial Group | Investor Day | December 13, 2012 84

Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

	Year ended 2010	Year ended 2011	Twelve months ended 3Q12
		(dollars in millions)	
Bankers Life			
Long-term care benefit ratios			
Earned premium	$ 585.9	$ 570.9	$ 559.9
Benefit ratio before imputed interest income on reserves	113.7%	112.6%	116.4%
Interest-adjusted benefit ratio	73.0%	68.8%	70.7%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 158.4	$ 178.1	$ 164.0
Washington National			
Supplemental health benefit ratios			
Earned premium	$ 400.8	$ 429.2	$ 448.7
Benefit ratio before imputed interest income on reserves	80.4%	80.0%	77.5%
Interest-adjusted benefit ratio	49.2%	51.3%	50.3%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 203.7	$ 208.6	$ 223.0

CNO Financial Group | Investor Day | December 13, 2012

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CNO Financial Group | Investor Day | December 13, 2012 86 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of return before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continued operations. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period.

CNO Financial Group | Investor Day | December 13, 2012 87 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity, for the twelve months ended September 30, 2012, are as follows (dollars in millions): Total Operating return excluding significant items* 221.3$ Net income 184.2$ Trailing 4 Quarter Average as of September 30, 2012 Common shareholders' equity, excluding accumulated other comprehinsive income and net operating loss carryforwards (a non-GAAP financial measure) 3,014.2$ Common shareholders' equity 4,771.1$ Operating return on equity, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 7.3% Return on equity 3.9% * A non-GAAP measure. See pages 83 and 84 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Day | December 13, 2012 88 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 3Q11 4Q11 1Q12 2Q12 3Q12 Average Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,868.7$ 2,966.3$ 3,057.1$ 3,129.9$ 2,938.8$ 3,014.2$ Net operating loss carryforwards 916.6 865.9 817.9 772.4 893.0 840.3 Accumulated other comprehensive income 750.9 781.6 808.0 990.8 1,421.1 916.6 Common shareholders' equity 4,536.2$ 4,613.8$ 4,683.0$ 4,893.1$ 5,252.9$ 4,771.1$